SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2016

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2016, Aleris International, Inc. (the “Company”), a wholly owned subsidiary of Aleris Corporation (“Parent”), completed the issuance of $550 million aggregate principal amount of 9.500% senior secured notes due 2021 (the “2021 Notes”) and related guarantees (the “Guarantees”) in a private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended.

The net proceeds from the sale of the 2021 Notes will be used (i) to complete a cash tender offer (the “Tender Offer”) for the Company’s 7 5⁄8% Senior Notes due 2018 (the “2018 Notes”), including the payment of related fees and expenses, (ii) to redeem and discharge any of the Company’s outstanding 2018 Notes that are not purchased in the Tender Offer, including the payment of related fees and expenses and any redemption premium, and (iii) for general corporate purposes, which may include working capital and/or capital expenditures.

The 2021 Notes were issued under an Indenture (the “2021 Indenture”), dated as of April 4, 2016, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The 2021 Notes are unconditionally guaranteed by Parent, and each domestic subsidiary (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”) that guarantees the obligations of the Company under the Company’s asset based revolving credit facility (the “2015 ABL Facility”).

The 2021 Notes bear interest at an annual rate of 9.500%. Interest is payable on the 2021 Notes semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2016. The 2021 Notes will mature on April 1, 2021.

Pursuant to a Security Agreement (the “Security Agreement”), dated as of April 4, 2016, among the Company, the guarantors party thereto and the Collateral Agent, the 2021 Notes are secured by a first-priority lien on substantially all of the Company’s and the Guarantors’ owned and material U.S. real property, equipment and intellectual property and stock of the Company and the Guarantors (other than Parent) and other subsidiaries (including 100% of the outstanding non-voting stock (if any) and 65% of the outstanding voting stock of certain “first-tier” foreign subsidiaries and certain “first-tier” foreign subsidiary holding companies) (the “Notes Collateral”), but subject to permitted liens and excluding (i) inventory, accounts receivable, deposit accounts and related assets, which assets secure the 2015 ABL Facility on a first-priority basis (the “ABL Collateral”), (ii) the assets associated with the Company’s Lewisport, Kentucky facility and (iii) certain other excluded assets.

The 2021 Notes are the Company’s senior secured obligations and will rank equally with all of the Company’s existing and future senior debt, effectively junior to obligations of the issuer under the 2015 ABL Facility to the extent of the value of the ABL Collateral, effectively senior to all of the Company’s existing and future indebtedness that is not secured by the Notes Collateral to the extent of the value of the Notes Collateral and senior to all of the Company’s existing and future subordinated debt.

From and after April 1, 2018, the Company may redeem the 2021 Notes, in whole or in part, at a redemption price of 104.750% of the principal amount of the 2021 Notes, plus accrued and unpaid interest, if any, to the redemption date, declining ratably to 100% of the principal amount of the 2021 Notes, plus accrued and unpaid interest, if any, to the redemption date, on or after April 1, 2020. Prior to April 1, 2018, the Company may redeem up to 40% of the aggregate principal amount of the 2021 Notes (including any additional 2021 Notes) with funds in an amount equal to all or a portion of the net cash proceeds from certain equity offerings at a redemption price of 109.500%, plus accrued and unpaid interest, if any, to the redemption date. The Company may make such redemption so long as, immediately after the occurrence of any such redemption, at least 60% of the aggregate principal amount of the 2021 Notes (including any additional 2021 Notes) remains outstanding and such redemption occurs within 180 days of the closing of the applicable equity offering. Additionally, at any time prior to April 1, 2018, the Company may redeem some or all of the 2021 Notes at a redemption price equal to 100% of the principal amount of the 2021 Notes, plus the applicable premium as provided in the 2021 Indenture and accrued and unpaid interest, if any, to the redemption price.

If the Company experiences a “change of control” specified in the 2021 Indenture, the Company must offer to purchase all of the 2021 Notes at a price equal to 101% of the principal amount of the 2021 Notes, plus accrued and unpaid interest, if any, to the date of purchase. In addition, if the Company or its restricted subsidiaries engage in certain asset sales or experience certain events of loss with respect to the Notes Collateral and do not invest the cash proceeds or permanently reduce certain debt within a specified period of time, the Company will be required to use a portion of the proceeds of such asset sales or events of loss, as the case may be, to make an offer to purchase a principal amount of the 2021 Notes at a price of 100% of the principal amount of the 2021 Notes, plus accrued and unpaid interest, if any, to the date of purchase.

Subject to certain limitations and exceptions, the 2021 Indenture contains covenants limiting the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends or distributions on the Company’s capital stock or redeem, repurchase or retire the Company’s capital stock or subordinated debt; issue preferred stock of restricted subsidiaries; make certain investments; create liens on the Company’s or its Subsidiary Guarantors’ assets to secure debt; enter into sale and leaseback transactions; create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries that are not guarantors of the 2021 Notes; enter into transactions with affiliates; merge or consolidate with another company; and sell assets, including capital stock of the Company’s subsidiaries. The 2021 Indenture also contains customary events of default.

The Trustee and Collateral Agent under the 2021 Indenture, also serves as the trustee under the indenture governing the Company’s existing notes. U.S. Bank National Association or any of its affiliates, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an affiliate of the Company, and may otherwise deal with the Company or an affiliate of the Company, as if it were not the trustee or collateral agent.

A copy of the 2021 Indenture is filed as Exhibit 4.1 to this Current Report and is hereby incorporated by reference herein. The form of 2021 Note (included as Exhibit 1 to Rule 144A / Regulation S Appendix of the 2021 Indenture filed as Exhibit 4.1) is filed as Exhibit 4.2 to this Current Report and is hereby incorporated by reference herein. The Security Agreement is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by reference herein. The foregoing descriptions of the 2021 Indenture, the 2021 Notes and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2021 Indenture, the form of the 2021 Note and the Security Agreement which are filed as Exhibits 4.1, 4.2 and 10.1, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed in Current Reports dated March 21, 2016 and April 4, 2016, the Company directed that U.S. Bank National Association, as trustee (the “2018 Trustee”), under the indenture governing the 2018 Notes (as supplemented to date, the “2018 Indenture”), give notice of the Company’s intent in accordance with the 2018 Indenture, to redeem on April 20, 2016 (such date, including as it may be delayed, the “Redemption Date”) in full the aggregate principal amount of the 2018 Notes that remain outstanding after the expiration date of the Tender Offer and the Company’s acceptance for payment of, and payment for, 2018 Notes that were validly tendered and not withdrawn in the Tender Offer, at a redemption price of 101.906% (the “Redemption Price”) of the outstanding aggregate principal amount of the 2018 Notes to be redeemed, plus accrued and unpaid interest to the Redemption Date.

On April 4, 2016, the Company deposited sufficient funds in trust with the 2018 Trustee to satisfy and discharge the 2018 Notes and the 2018 Indenture. The Company instructed the 2018 Trustee to apply the deposited funds to redeem in full the aggregate principal amount of the 2018 Notes that remain outstanding after the expiration date of the Tender Offer on the Redemption Date. As a result, the 2018 Notes and the 2018 Indenture have been satisfied and discharged in accordance with their terms. Notwithstanding the satisfaction and discharge of the 2018 Notes and the 2018 Indenture, certain customary provisions of the 2018 Indenture, including those relating to the compensation and indemnification of the 2018 Trustee and the application of trust money, will survive.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of April 4, 2016, among Aleris International, Inc., as issuer, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of 9.500% Senior Secured Notes due 2021 (included within the Indenture filed as Exhibit 4.1).

10.1	Security Agreement, dated as of April 4, 2016, among Aleris International, Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: April 7, 2016	By:	/s/ Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 4, 2016, among Aleris International, Inc., as issuer, the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of 9.500% Senior Secured Notes due 2021 (included within the Indenture filed as Exhibit 4.1).

10.1	Security Agreement, dated as of April 4, 2016, among Aleris International, Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as collateral agent.